UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (date of earliest event reported): February 6, 2006

                               Balchem Corporation
             (Exact name of registrant as specified in its charter)

Maryland                                     1-13648                 13-257-8432
(State or other jurisdiction of    (Commission File Number)       (IRS Employer
incorporation)                                               Identification No.)

                       P.O. Box 600, New Hampton, NY 10958
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 326-5600

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets

      Balchem Corporation (the "Company") previously filed a Current Report on Form 8-K on February 9, 2006 to announce completion of the acquisition of all of the outstanding capital stock of Chelated Minerals Corporation ("CMC"), a privately held, Utah corporation for a purchase price of $17,350,000, subject to adjustment based upon CMC's actual working capital and other adjustments (the "Acquisition"). The Company indicated on the Form 8-K that it would file financial information required under Item 9.01 below no later than 71 days after the date on which the initial report on Form 8-K was required to be filed. This Amendment No. 1 is filed to provide the required financial information.

      Pursuant to Item 9.01 of Form 8-K, set forth below are the Financial Statements and Pro Forma Financial Information relating to the Acquisition. Such information should be read in conjunction with the Company's Current Reports on Form 8-K filed on February 9, 2006, January 10, 2006 and November 7, 2005, relating to the Acquisition.


Item 9.01 Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired

      Independent Auditor's Report on Consolidated Balance Sheet, Statement of Operations, Stockholders' Equity and Cash Flows.

      Consolidated Balance Sheet as of February 28, 2005 and Consolidated Statements of Operations, Stockholders' Equity, and Cash Flows for the year ended February 28, 2005.


(b)   Unaudited Pro Forma Financial Information

      Unaudited Pro Forma combined Balance Sheet as of December 31, 2005, and Pro Forma combined Statements of Operations for the year ended December 31, 2005.

Item 9.01(a) Financial Statements of Businesses Acquired



To the Board of Directors
Chelated Minerals Corporation and Subsidiary
Salt Lake City, Utah


We have audited the accompanying consolidated balance sheet of Chelated Minerals Corporation and Subsidiary (Company) as of February 28, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material aspects, the financial position of Chelated Minerals Corporation and Subsidiary as of February 28, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

New York, New York
January 6, 2006

Chelated Minerals Corporation and Subsidiary
Consolidated Balance Sheet
February 28, 2005

Assets

Current Assets:
     Cash and cash equivalents                                        $   57,401
     Accounts receivable                                                 799,717
     Inventory                                                           456,086
     Prepaid and other current assets                                     56,171
                                                                      ----------

            Total current assets                                       1,369,375
                                                                      ----------

Property, plant and equipment, at cost less accumulated
     depreciation of $1,312,657                                        2,022,523
                                                                      ----------

Other Assets:
     Notes receivable, related parties                                   307,267
     Security deposits                                                     5,000
                                                                      ----------

            Total other assets                                           312,267
                                                                      ----------

                                                                      $3,704,165
                                                                      ==========

Liabilities and Stockholders' Equity

Current Liabilities:
     Accounts payable                                                 $  148,466
     Accrued expenses and other                                          120,609
     Income taxes                                                        334,015
                                                                      ----------

            Total current liabilities                                    603,090
                                                                      ----------

Deferred income taxes                                                     97,474
                                                                      ----------

Stockholders' Equity:
     Common stock, $1 par value, 300,000 shares authorized,
         243,496 shares issued and outstanding                           243,496
     Additional paid-in capital                                          355,448
     Retained earnings                                                 2,404,657
                                                                      ----------

            Total stockholders' equity                                 3,003,601
                                                                      ----------

                                                                      $3,704,165
                                                                      ==========

See Notes to Consolidated Financial Statements.

Chelated Minerals Corporation and Subsidiary
Consolidated Statement of Operations
Year Ended February 28, 2005

Net Sales                                                             $6,339,581

Cost of Goods Sold                                                     2,689,724
                                                                      ----------

            Gross profit                                               3,649,857

Selling, general and administrative expenses                           2,513,859
                                                                      ----------

            Income from operations                                     1,135,998
                                                                      ----------

Other Income:
     Management fees                                                     113,732
     Rental income                                                        15,600
     Interest and other                                                   35,811
                                                                      ----------

                                                                         165,143
                                                                      ----------

            Income before income taxes                                 1,301,141

Provision for income taxes                                               522,576
                                                                      ----------

            Net income                                                $  778,565
                                                                      ==========

See Notes to Consolidated Financial Statements

Chelated Minerals Corporation and Subsidiary
Consolidated Statement of Stockholders' Equity
Year Ended February 28, 2005


                            Common       Paid-in       Retained
                            Stock        Capital       Earnings        Total
-------------------------------------------------------------------------------

Balance, beginning       $   240,996   $   328,723   $ 2,741,548    $ 3,311,267
Cash Dividends                    --            --    (1,115,456)    (1,115,456)
Stock Options Exercised        2,500        26,725            --         29,225
Net Income                        --            --       778,565        778,565
                         -----------   -----------   -----------    -----------

Balance, ending          $   243,496   $   355,448   $ 2,404,657    $ 3,003,601
                         ===========   ===========   ===========    ===========

See Notes to Consolidated Financial Statements.

Chelated Minerals Corporation and Subsidiary
Consolidated Statement of Cash Flows
Year Ended February 28, 2005

--------------------------------------------------------------------------------

Cash Flows From Operating Activities:
     Net Income                                                     $   778,565
     Adjustments to reconcile net income to net cash
        provided by operating activities:
           Provision for bad debts                                       16,025
           Depreciation and amortization                                197,252
           Loss on disposal of assets                                     3,208
           Deferred income taxes                                         30,598
           Changes in assets and liabilities:
              (Increase) decrease in:
              Accounts receivable                                      (174,200)
              Inventory                                                 (65,093)
              Prepaid and other current assets                           (2,251)
              Increase (decrease) in:
              Accounts payable                                          (64,174)
              Accrued expenses and other                                 (9,971)
              Income taxes                                              432,932
                                                                    -----------

                 Net cash provided by operating activities            1,142,891
                                                                    -----------

Cash Flows From Investing Activities:
     Capital expenditures                                              (314,572)
     Notes receivable, related parties                                  228,710
     Security deposits                                                   (5,000)
                                                                    -----------

                 Net cash (used in) investing activities                (90,862)
                                                                    -----------

Cash Flows From Financing Activities:
     Proceeds from stock options exercised                               29,225
     Distributions to stockholders                                   (1,115,456)
     Repayment of long-term debt                                        (91,356)
                                                                    -----------

                 Net cash (used in) financing activities             (1,177,587)
                                                                    -----------

                 Net (decrease) in cash and cash equivalents           (125,558)

Cash and Cash Equivalents:
     Beginning                                                          182,959
                                                                    -----------

     Ending                                                         $    57,401
                                                                    ===========

Supplemental Disclosures of Cash Flow Information:
     Cash payment for:
        Income taxes                                                $   113,018
                                                                    ===========

        Interest                                                    $     2,632
                                                                    ===========

See Notes to Consolidated Financial Statements.

                  Chelated Minerals Corporation and Subsidiary
               Notes to Combined Consolidated Financial Statements
                                February 28, 2005

Note 1.  Summary of Significant Accounting Policies and Business

Description of Business:
------------------------

Chelated Minerals Corporation ("CMC") is a manufacturer of mineral dietary supplements and feed supplements, located in Salt Lake City, Utah. The Company's customers are primarily food and feed manufacturers and distributors located both domestically and internationally.

CMC Sales Corporation ("Subsidiary") is a wholly-owned inactive subsidiary of CMC.

Principles of Consolidation:
----------------------------

The consolidated financial statements include the accounts of CMC and CMC Sales Corporation (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

Revenue Recognition:
--------------------

CMC recognizes revenue generally as good are shipped, title transfers, risk of loss passes to the buyer and collection is probable. Discounts and allowances are provided for in the period the related revenue is recorded.

Cash and Cash Equivalents:
--------------------------

The Company considers all short-term, highly-liquid investments with an original maturity of three months or less to be cash equivalents. The Company deposits its temporary cash with financial institutions, at times, such balances may exceed FDIC insured limits.

Accounts Receivable:
--------------------

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Accounts receivables are written off when deemed uncollectible. Recoveries of accounts receivables previously written off are recorded when received. At February 28, 2005, management determined that no allowance was required.

Inventory:
----------

Inventory is stated at the lower of cost or market, with cost generally determined on a first-in, first-out basis, and have been reduced by an allowance for excess or obsolete inventory. Cost elements include: material, labor and manufacturing overhead. At February 28, 2005 inventory consists of finished goods and raw materials of $253,882 and $202,204, respectively.

Property, Plant and Equipment:
------------------------------

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets which range from three to twenty years.

Income  Taxes:
--------------

Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences which are principally attributable to depreciation methods. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation

                  Chelated Minerals Corporation and Subsidiary
               Notes to Combined Consolidated Financial Statements
                                February 28, 2005

allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Note 1.  Summary of Significant Accounting Policies and Business (Continued)

Stock-Based  Compensation:
--------------------------

The Company accounts for its employee stock option plans using the intrinsic value approach in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As permitted, the Company adopted the disclosure-only requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," which allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and provide pro forma net income disclosures for employee stock options as if the fair value method of accounting in SFAS No. 123 had been applied to these transactions. In 2005, pro forma stock-based compensation determined under the fair value based method for all awards was immaterial.

Detailed   information  for  activity  in  the  Company's  stock  plan  and  the assumptions  used in the fair value based method  depicted above can be found in
Note 7.

Effects of Recently Issued Accounting Standards:
------------------------------------------------

In December of 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("SFAS 123R"). Under SFAS 123R, share-based payment awards result in a cost that should be measured at fair value on the awards' grant dates, based on the estimated number of awards expected to vest. SFAS 123R requires this cost to be recognized through earnings over that expected vesting period. The provisions of SFAS 123R will become effective for the Company beginning March 1, 2007. SFAS 123R allows private companies to apply this standard prospectively. Under the prospective application, the provisions of SFAS 123R are applied to new awards.

Use of Estimates:
-----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Advertising:
------------

Advertising is expensed as incurred and amounted to approximately $75,200 in 2005.

Note 2.  Property, Plant and Equipment

At February 28, 2005, property, equipment and improvements consist of:

                  Chelated Minerals Corporation and Subsidiary
               Notes to Combined Consolidated Financial Statements
                                February 28, 2005

         Land and improvements                              $  253,172
         Building and improvements                           1,532,967
         Machinery furniture and equipment                   1,549,041
                                                            ----------

                                                             3,335,180
         Less:  Accumulated depreciation and amortization    1,312,657
                                                            ----------

                                                            $2,022,523
                                                            ==========

Subsequent to February 28, 2005, the Company sold a condominium with a net book value of approximately $125,000 for an amount in excess of net book value. In addition, it also distributed equipment with a net book value of approximately $63,000 to a stockholder.

Note 3.  Notes Payable and Long-Term Debt

The Company has a revolving line of credit ("the line") totaling $500,000. As of February 28, 2005, the Company had no outstanding borrowings under the line. The line, which expires July 10, 2006, bears interest at the bank's prime lending rate plus .5% (4.5% as of February 28, 2005).

Note 4.  Related Party Transactions

The Company leases one of its buildings to a party related by common ownership. The leasing arrangement provides for minimum monthly rent of $1,500 through August 1, 2012. In 2005, rental income under the agreement totaled $15,600. The Company also received management fees from this related party of approximately $114,000 and paid the related party approximately $147,500 for production services. At February 28, 2005, the Company had a $226,267 demand note due from this party. The note bears interest at a rate of 1.7% per annum.

The Company has employment agreements with two officers of the Company. In addition to minimum annual compensation, the officers' agreements provide for additional compensation based on commissions and administrative fees equal to 3% of net sales. In 2005, these commissions and fees amounted to approximately, $380,000. At February 28, 2005, the Company also, has demand notes due from these officers totaling $51,500. The notes bear interest at a rate of 1.81% per annum.

The Company also has a $29,500 demand note due from a third officer. The note bears interest at a rate of 1.81% per annum.

All of these obligations are classified as other assets at February 28, 2005.

Note 5.  Concentration of Credit Risk

Sales to one customer aggregated 15% in 2005. Approximately 38% of accounts receivable were due from three other customers at February 28, 2005.

                  Chelated Minerals Corporation and Subsidiary
               Notes to Combined Consolidated Financial Statements
                                February 28, 2005

Note 6.  Retirement Plan

The Company has a SEP IRA plan, whereby eligible employees can contribute up to 20% of their compensation into the plan. Company contributions to this plan are discretionary as determined by the Company's management. The Company contributed approximately $74,000 to the plan for the year ended February 28, 2005.

Note 7.  Stock Options

The Company has a stock option plan (the "Plan"). The Plan provides for the grant to employees of the Company of incentive stock options to purchase shares of the Company's common stock. The Plan also provides for the grant to certain employees, officers, directors and consultants of the Company of nonqualified options to purchase shares of the Company's common stock. The Plan is administered by the Board of Directors which determines the terms of the options granted, including the exercise price, the number of shares subject to option, and the option vesting period.

For the year ended February 28, 2005, all stock options were issued with exercise prices that approximated the fair value of the Company's common stock at the date of grant. In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", the Company did not record any compensation expense. Such options vest immediately and are exercisable for a period of 5-7 years from the date of grant. The fair value assumptions utilized in determining pro forma compensation expense for 2005 assumed 18% dividends, risk-free weighted average interest rate of 5% and a weighted average expected option life of 5 years for options granted under the Plan. The volatility factor of the expected market price of the Company's common shares was assumed to be zero for 2005.

The weighted average fair value calculated under SFAS No. 123 for stock options granted during 2005 was insignificant.

A summary of the Company's stock option activity under the Plan is summarized as follows:

                                             Options Outstanding
                                             -------------------
                                                         Weighted
                                                          Average
                                             Number      Price Per
                                            of Shares      Share
                                            ---------    ---------
             Balance at March 4, 2004          47,500    $   16.92

             Granted                            5,000        22.10
             Exercised                         (2,500)       11.69
                                            ---------    ---------

             Balance at February 28, 2005      50,000    $   17.45
                                            =========    =========

                  Chelated Minerals Corporation and Subsidiary
               Notes to Combined Consolidated Financial Statements
                                February 28, 2005

Note 8.  Income Taxes

Deferred income taxes amounting to $97,474 arises primarily from Property, plant and equipment. Accordingly, the entire amount has been classified as a non-current liability in the accompanying balance sheet as of February 28, 2005.

The provision for income taxes charged to operations for the year ended February 28, 2005 consist of the following:

                        Current                $491,978
                        Deferred                 30,598
                                               --------

                                               $522,576
                                               ========

Note 9.  Subsequent Event - Stock Purchase Agreement

In November 2005, the Company and its stockholders signed a stock purchase agreement to sell the all of the outstanding shares of the Company to an unrelated party for $17,350,000. The agreement, which was to expire in January 6, 2006, has been extended until February 15, 2006. The purchase price is subject to adjustment based on the Company's working capital at the time of closing.

Item 9.01(b)    Pro Forma Financial Information

1.    Description of Transaction and Basis of Presentation

On February 8, 2006, the Company, through its wholly owned subsidiary Balchem Minerals Corporation ("BMC"), completed an acquisition, (the "Acquisition") of all of the outstanding capital stock of Chelated Minerals Corporation ("CMC"), a privately held Utah corporation, for a purchase price of $17,350 subject to adjustment based upon CMC's actual working capital and other adjustments. On February 6, 2006, the Company and its principal bank entered into a new Loan Agreement (the "New Loan Agreement") providing for an unsecured term loan of $10,000 (the "Term Loan"), the proceeds of which were used to fund the acquisition, in part. The remaining balance of the purchase price of the Acquisition was funded through Balchem's cash on hand. The Term Loan is payable in equal monthly installments of principal, together with accrued interest, and has a maturity date of March 1, 2009. The Term Loan is subject to an interest rate equal to LIBOR plus 1.00%.

Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ from the information presented in these unaudited pro forma condensed combined financial statements. The total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed based on management's best estimates of fair value, with the excess cost over net tangible and identifiable intangible assets acquired being allocated to goodwill. We retained the services of a third party valuation firm to assist in the preliminary valuation of the intangible assets and certain tangible assets acquired. These allocations are subject to change pending a final analysis of the fair value of the assets acquired.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved if the Acquisition had occurred at the beginning of each period, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the combined companies. The pro forma information should be read in conjunction with the accompanying notes thereto, and in conjunction with the historical consolidated financial statements and accompanying notes of Balchem Corporations annual reports on Form 10-K. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

2.    Purchase Price

Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase price, including acquisition costs, of CMC's net tangible and intangible assets was based on their estimated fair values as of February 8, 2006. Adjustments to these estimates will be included in the allocation of the purchase price of CMC upon settlement of any working capital or other adjustments. The excess of the purchase price over the identifiable intangible and net tangible assets was allocated to goodwill. The preliminary purchase price has been allocated as follows (in thousands):

              Assets acquired and liabilities assumed:
              Accounts receivable
                                                         $    884
              Inventory
                                                              552
              Property, plant and equipment                 1,980
              Current liabilities                            (388)
              Goodwill                                     11,475
              Other long-term liabilities                  (2,368)
              Financing costs                                  49
              Other intangible assets
                                                            5,285
                                                         --------
              Total purchase price
                                                         $ 17,469
                                                         ========

Other intangible assets

We have estimated the fair value of other intangible assets through the use of an independent third-party valuation firm. These estimates are based on a preliminary valuation and are subject to change upon management's review of the final valuation. The following table sets forth the components of these other intangible assets and their weighted average estimated useful lives at February 8, 2006 (dollars in thousands):

                                                         Weighted Average
                                                         Useful Life
                                                         (in years)
                                                         ----------------
   Customer relationships                       $ 3,538             10
   Trade names                                      656             17
   Technology and trade secrets                     737             17
   Non-compete agreements                           354             10
                                                -------
            Total intangible assets             $ 5,285
                                                =======

Tangible assets acquired and liabilities assumed

The following table summarizes the estimated fair value of property, plant and equipment acquired from CMC and their estimated useful lives at February 8, 2006 (dollars in thousands):

                                                             Useful Life
                                                             (in years)
                                                             ---------------
   Land                                           $   360            N/A
   Buildings                                          558             25
   Machinery, equipment and other                   1,062           5-12
                                                  -------
            Total assets                          $ 1,980
                                                  =======

Goodwill

Of the total estimated purchase price, $16.8 million has been allocated to goodwill and intangible assets. Both goodwill and intangible assets will be tested annually for impairment in accordance with SFAS No. 142.


                                               BALCHEM CORPORATION
                                   Unaudited Pro Forma Combined Balance Sheet
                                                December 31, 2005
                                                 (In thousands)

                                                       Historical
                                               --------------------------
                                                (actual)     (unaudited)
                                                                              Pro forma              Pro Forma
                       Assets                  (1) Balchem      (2) CMC      Adjustments              Combined
                       ------                  -----------    -----------    -----------            -----------
Current assets:
Cash and cash equivalents                      $    12,996    $       102    $    (7,571) (3) (7)   $     5,527
Accounts receivable                                 11,521          1,375           (491) (4) (7)        12,405
Inventories                                          8,540            628            (76) (4) (7)         9,092
Prepaid expenses                                     1,790             --                                 1,790
Prepaid income taxes                                   143             --                                   143
Deferred income taxes                                  276             --                                   276
                                               -----------    -----------    -----------            -----------
Total current assets                                35,266          2,105         (8,138)                29,233
                                               -----------    -----------    -----------            -----------

Property, plant and equipment, net                  24,400          1,783            197  (4) (7)        26,380

Goodwill                                            13,327             --         11,475    (4)          24,802
Intangibles and other assets, net                    2,148             --          5,285    (4)           7,433
Deferred financing costs                                                              49    (5)              49

                                               -----------    -----------    -----------            -----------
Total assets                                   $    75,141    $     3,888    $     8,868            $    87,897
                                               ===========    ===========    ===========            ===========

       Liabilities and Stockholders' Equity
       ------------------------------------
Current liabilities:
Trade accounts payable                               2,562            143            245   (4) (7)  $     2,950
Accrued expenses                                     2,601             --                                 2,601
Accrued compensation and other benefits              1,756            109           (109)  (4) (7)        1,756
Customer deposits and other deferred revenue         1,186             --                                 1,186
Dividends payable                                    1,045             --                                 1,045
Current portion of long-term debt                       --             --          2,000     (6)          2,000
                                               -----------    -----------    -----------            -----------
Total current liabilities                            9,150            252          2,136                 11,538
                                               -----------    -----------    -----------            -----------

Deferred income taxes                                4,015                         2,368                  6,383
Long-term debt                                          --             --          8,000     (6)          8,000
Other long-term obligations                          1,043             --                                 1,043
                                               -----------    -----------    -----------            -----------
Total liabilities                                   14,208            252         12,504                 26,964
                                               -----------    -----------    -----------            -----------

Stockholders' equity:
Common stock                                           776            286           (286)    (7)            776
Additional paid-in capital                           8,008            749           (749)    (7)          8,008
Retained earnings                                   53,306          2,834         (2,834)    (7)         53,306
Treasury stock                                      (1,157)          (233)           233     (7)         (1,157)
                                               -----------    -----------    -----------            -----------
Total stockholders' equity                          60,933          3,636         (3,636)                60,933

                                               -----------    -----------    -----------            -----------
Total liabilities and stockholders' equity     $    75,141    $     3,888    $     8,868            $    87,897
                                               ===========    ===========    ===========            ===========

See accompanying notes to unaudited proforma combined financial statements


                                                 BALCHEM CORPORATION
                                 Unaudited Pro Forma Combined Statement of Operations
                                            Year ended December 31, 2005
                                   (In thousands, except earnings per share data)

                                                         Historical
                                                ---------------------------
                                                  (actual)     (unaudited)
                                                                               Pro Forma                 Pro Forma
                                                (8) Balchem      (9) CMC      Adjustments                Combined
                                                ------------   ------------   ------------             ------------

 Net sales                                      $     83,095   $      6,022                            $     89,117

 Cost of sales                                        54,415          2,598           (131) (10) (11)        56,882

                                                ------------   ------------   ------------             ------------
 Gross profit                                         28,680          3,424            131                   32,235

 Operating expenses:
 Selling expenses                                      4,739            986            438    (11)            6,163
 Research and development expenses                     2,053            133                                   2,186
 General and administrative expenses                   4,985          1,373                                   6,358

                                                ------------   ------------   ------------             ------------
 Earnings from operations                             16,903            932           (307)                  17,528

 Other income (expense):
Interest income (expense) - net                          206            143           (452)   (12)             (103)
Other income - net                                        82              7                                      89
                                                ------------   ------------   ------------             ------------

 Earnings before income tax expense                   17,191          1,082           (759)                  17,514

 Income tax expense                                    6,237            615           (498)   (13)            6,354
                                                ------------   ------------   ------------             ------------

 Net earnings                                   $     10,954   $        467   $       (261)            $     11,160
                                                ============   ============   ============             ============

 Net earnings per common share - basic          $       0.95                                           $       0.97
                                                ============                                           ============

 Net earnings per common share - diluted        $       0.91                                           $       0.93
                                                ============                                           ============

Weighted average shares outstanding - basic       11,560,756                                             11,560,756
                                                ============                                           ============

Weighted average shares outstanding - diluted     12,056,581                                             12,056,581
                                                ============                                           ============


See accompanying notes to unaudited proforma combined financial statements

                              Balchem Corporation
           Notes to Unaudited Pro Forma Combined Financial Statements

Balance Sheet:

1) Represents the Company's historical consolidated balance sheet as of December 31, 2005.

2) Represents the historical consolidated balance sheet of CMC as of December 31, 2005.

The pro forma combined financial statements have been adjusted for the items set forth below:

3) To record cash paid as if the acquisition took place on December 31, 2005 of $7,469 which includes $68 and $49 for acquisition costs and deferred financing costs respectively, incurred in connection with borrowings pursuant to the $10,000 term loan used to finance the acquisition.

4) The following reflects the preliminary allocation of the purchase price based upon available information for the CMC stock acquisition. These allocations may change based on actual working capital and other adjustments.

  Purchase price, including transaction costs                        $ 17,469

  Net assets acquired (excluding liabilities assumed)                   8,504
                                                                     --------

  Subtotal                                                              8,965
  Fair value adjustments:
  Property, plant and equipment                                           197
  Liabilities assumed                                                  (2,756)
  Deferred financing costs                                                 49
                                                                     --------
  Subtotal                                                              2,510
                                                                     --------
  Excess of cost over fair value of net assets acquired (goodwill)   $ 11,475
                                                                     ========

5) Reflects the deferred financing charges incurred in connection with borrowings pursuant to the $10,000 term loan used to finance the acquisition. Such costs will be amortized over 3 years, the term of the related debt.

6) To record borrowings pursuant to the term loan of $10,000 to fund the acquisition of the CMC stock acquisition. The Term Loan is payable in equal monthly installments of principal totaling approximately $250, together with accrued interest, and has a maturity date of March 1, 2009. Borrowing under the term loan bears interest at LIBOR plus 1%.

7)    To eliminate the historical assets, liabilities, and equity of CMC.

                              Balchem Corporation
           Notes to Unaudited Pro Forma Combined Financial Statements

Statement of Operations:

8) Represents the Company's historical consolidated statement of operations for the year ended December 31, 2005.

9) Represents CMC's historical consolidated statement of operations for the year ended December 31, 2005.

10) Adjustment to decrease depreciation expense included in cost of sales by $174 to reflect depreciation expense based on the estimated fair value of property, plant and equipment acquired and to conform the estimated useful lives (in years) of machinery and equipment used in such calculation for the year ended December 31, 2005. The decrease in depreciation expense is due to the Company's belief that the assets acquired will have an average useful life longer than that originally determined by CMC.

11) Adjustment of $481 to reflect amortization expense of intangible assets acquired for the year ended December 31, 2005. The Company amortizes its intangible assets over periods ranging from 10 to 17 years. Of the $481 of amortization expense, $43 is included in cost of sales and $438 is included in selling, general and Administrative expenses.

      The Company adopted the provisions of SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. These standards require the use of the purchase method of business combination and define an intangible asset. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No.
      142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

12) Adjustment to reflect the Company's pro forma interest expense associated with additional borrowings for the acquisitions and amortization of deferred debt issuance costs. Interest is calculated on the $10,000 Term Loan (variable rate assumed at 5.64%) resulting in interest expense of approximately $452 for the year ended December 31, 2005.

      The effects of a 1/8% increase or decrease in interest rates would change annual interest expense by approximately $6.

13) Adjustment to apply the Company's effective tax rate of 36.3% to the pretax earnings/(loss) of the pro forma adjustments and to the earnings/(loss) of CMC. The effective tax rate used by the Company is higher than applicable statutory rates due to the inclusion of state income taxes.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     BALCHEM CORPORATION


                                                     By:/s/ Dino A. Rossi
                                                     ---------------------------
                                                     Dino A. Rossi, President &
                                                     Chief Executive Officer

Dated: April 28, 2006